Exhibit 99.3
Asia  Properties,  Inc.  (API)
Northbridge  Communities  Limited  (NCL)

API  and  NCL  Shares

14th  August  2000

1) The shareholders of NCL have signed the Share Purchase and sale agreement between API and NCL, dated February 4, 2000.
   a) In this agreement, the shareholders agree to swap their shares as shown in Schedule A, for 4,600,000 shares in API. (Article I, Section 1.1 (3))
   b) The shares will be distributed in proportion to their respective shareholding interests in NCL as per Schedule A. (Article I, Section 1.1
       (3)).

2) The Share purchase and Sale agreement also shows at Schedule 1.1(2), the NCL Adjusted Balance Sheet, with no debt to Asia Frontier Holdings (AFH). This assumes that the debt to AFH as at 30th September 1999, has been converted into equity, and Schedule A would accurately illustrate the shareholding if it included the conversion, which it does not.

3) In addition to the above agreement, the shareholders of NCL have agreed to the conversion of the AFH debt to equity, so that the shareholding percentages are more accurately reflected in the attached spreadsheets.

4)     Therefore,  the  4.6  million  API  shares  will  be  distributed so that
   a)  36.55%  of  the  shares  will  be  given  to  AFH.
   b) The other shareholders will receive a smaller number of shares, as a result, but the Net Asset Value of the Company will be higher, due to the reduction in debt.

5) The number of shares to be issued by API are correctly shown in the column marked Planned Shares of API after debt Conversion and the NCL
                       -------------------------------------------
       shareholders  have  agreed  to  this  distribution.

Confirmed  by  the  Board  of  Directors  of  Northbridge  Communities  Limited.
Dated:


/s/  Robert  Brewitt
--------------------
Dr.  Robert  Brewitt
Director



/s/  Vorasit  Pokachaiyapat
---------------------------
Mr.  Vorasit  Pokachaiyapat
Director



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



NORTHBRIDGE  COMMUNITIES  LIMITED

                                                                        PLANNED
SHAREHOLDER                 SHARES OF                                   SHARES OF
                               NCL                 SHARES OF API        API                DIFFERENCE
                                             Assume no debt conversion  After debt conversion


N.B.C. HOLDINGS             2,040,000      51.00%  2,346,000    51.00%  1,734,000  37.70%   (612,000)
MR. NIKHIL SRINIVASAN         800,000      20.00%    920,000    20.00%    680,000  14.78%   (240,000)
ASIAN FRONTIER HOLDINGS       565,990      14.15%    650,889    14.15%  1,681,100  36.55%  1,030,212
SIAM INVESTMENT FUND          250,000       6.25%    287,500     6.25%    212,500   4.62%    (75,000)
FINANSA INVESTMENT            175,204       4.38%    201,485     4.38%    148,920   3.24%    (52,565)
ADVISOR LTD.
LOADHALL INVESTMENTS          144,796       3.62%    166,515     3.62%    123,080   2.68%    (43,435)
A.V.V.
MR. JONATHAN COLBY             12,000       0.30%     13,800     0.30%     10,200   0.22%     (3,600)
MR. RICHARD BOWERS              6,000       0.15%      6,900     0.15%      5,100   0.11%     (1,800)
MR. RICHARD DAVIS               6,000       0.15%      6,900     0.15%      5,100   0.11%     (1,800)
MISS ARAYA INTARAKLY                1       0.00%          1     0.00%          0   0.00%         (1)
MR. VORASIT POKACHAIYAPAT           1       0.00%          1     0.00%          0   0.00%         (1)
MRS. CHANPEN LAOHARAWEE             1       0.00%          1     0.00%          0   0.00%         (1)
MISS SUJIN JUTTAWANICH              1       0.00%          1     0.00%          0   0.00%         (1)
MISS YUPADEE                        1       0.00%          1     0.00%          0   0.00%         (1)
THEPRUENGCHAI
MISS RACHANEE                       1       0.00%          1     0.00%          0   0.00%         (1)
MAHATDEJKUL
MISS PRAPAIPIS PRADITVEKIN          1       0.00%          1     0.00%          0   0.00%         (1)
MR. PICHAYAN TATANAPOL              1       0.00%          1     0.00%          0   0.00%         (1)
MR. VORATORN POKACHAIYAPAT          1       0.00%          1     0.00%          0   0.00%         (1)
MR. THANATHIP                       1       0.00%          1     0.00%          0   0.00%         (1)
VIDHAYASIRINUM

Total of API shares                                4,600,000            4,600,000
distributed
TOTAL SHARES IN NCL         4,000,000     100.00%              100.00%            100.00%
